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                                                                   Exhibit 4.1.1


            FIRST SUPPLEMENTAL INDENTURE ("First Supplemental Indenture"), dated as of January 15, 1999, among Philipp Brothers Chemicals, Inc., a New York corporation (the "Company"), each of the Guarantors named herein, as guarantors, and The Chase Manhattan Bank, as Trustee (the "Trustee").

            WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated as of June 11, 1998 (the "Original Indenture"), providing for the issuance of the Initial Notes and the Exchange Notes;

            WHEREAS, pursuant to the Registration Rights Agreement, the Company filed a Registration Statement on Form S-4 (File No. 333-64641) with the Securities and Exchange Commission (the "Commission") on September 29, 1998 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 thereto as filed with the Commission on November 23, 1998, Amendment No. 2 thereto as filed with the Commission on December 14, 1998, and Amendment No. 3 thereto filed with the Commission on December 17, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the Company's offer to exchange (the "Exchange Offer") the aggregate principal amount of the unregistered Initial Notes for a like principal amount of Exchange Notes, as registered under the Act pursuant to the Registration Statement;

            WHEREAS, the Registration Statement was declared effective by the Commission on December 17, 1999 and, pursuant to the Registration Rights Agreement, the Exchange Offer was consummated on January 15, 1999;

            WHEREAS, Section 9.01 of the Original Indenture provides that the Company and the Trustee may execute this First Supplemental Indenture without notice to or the consent of any Holder to provide for issuance of the Exchange Notes;

            WHEREAS, the execution and delivery of this First Supplemental Indenture and the Exchange Notes and Guaranties substantially in the form of Exhibits B and F to the Indenture, respectively, have been authorized by resolution of the respective Boards of Directors and shareholders of the Company and the Guarantors;

            WHEREAS, the Company and the Guarantors authorize the Trustee to cancel the Initial Notes and related Guarantees and to authenticate the Exchange Notes and related Guarantees in replacement therefor;


            WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture and the Exchange Notes the valid obligations of the Company, and to make this First Supplemental Indenture and the Guarantees relating to the Exchange Notes a valid and binding agreement of each of the Guarantors, have been performed and fulfilled by the applicable parties hereto and the execution and delivery hereof and thereof have been in all


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respects duly authorized by the applicable parties hereto.

            NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                 ARTICLE ONE

                                EXCHANGE OFFER

            SECTION 1.01. Exchange of Initial Notes for Exchange Notes.

            Promptly following the execution and delivery of this First Supplemental Indenture, the Trustee shall, upon the written order of the Company in the form of an Officers' Certificate of the Company, authenticate and deliver Exchange Notes substantially in the form of Exhibit B to the Indenture in replacement of Initial Notes whose Holders have accepted the Exchange Offer and exchanged their Notes in accordance therewith, and upon delivery of certificates representing the Initial Notes to the Trustee for cancellation, the Trustee shall cancel such Initial Notes.

                                   ARTICLE TWO

                                  MISCELLANEOUS

            SECTION 2.01. Execution of Supplemental Indenture; Modification of Original Indenture.

            This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

            Except as otherwise expressly provided for in this First Supplemental Indenture, all of the terms and conditions of the Original Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.

            SECTION 2.02. Concerning the Trustee.

            The recitals contained herein, shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.


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            SECTION 2.03. Counterparts.

            This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            SECTION 3.03. Governing Law.

            This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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                               SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                    PHILIPP BROTHERS CHEMICALS, INC.


                                    By:   /s/ Jack C. Bendheim
                                          ----------------------
                                          Name:  J. C. Bendheim
                                          Title:   President

                                    CP CHEMICALS, INC., as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    PHIBRO-TECH, INC., as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    MRT MANAGEMENT CORP., as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          ---------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President


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                                    MINERAL RESOURCE TECHNOLOGIES,
                                    L.L.C., as Guarantor

                                    By: MRT Management Corp.,
                                    Managing Member

                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    PRINCE AGRIPRODUCTS, INC., as
                                    Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    PHIBROCHEM, INC., as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    PHIBROCHEMICALS, INC., as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President



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                                    WESTERN MAGNESIUM CORP., as
                                    Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    THE PRINCE MANUFACTURING COMPANY,
                                    as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    THE PRINCE MANUFACTURING COMPANY,
                                    as Guarantor


                                    By:   /s/ Nathan Bistricer
                                          -----------------------
                                          Name:  Nathan Bistricer
                                          Title: Vice President

                                    THE CHASE MANHATTAN BANK, as Trustee


                                    By:   /s/ Sheik Witlshire
                                          ----------------------
                                          Name:  Sheik Wiltshire
                                          Title: Second Vice President


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